UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2011 (October 28, 2011)

BARNES & NOBLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Barnes & Noble, Inc. (the “Company”) was held on October 28, 2011. The voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

Election of Directors. The Company’s stockholders elected the Board of Directors’ nominees as Directors of the Company by the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
George Campbell, Jr.	47,613,948	1,149,062	4,646,333
William J. Lynch, Jr.	48,515,723	247,287	4,646,333

Messrs. Campbell and Lynch will hold office until the 2014 Annual Meeting of Stockholders of the Company and until their respective successors are elected and qualified.

Advisory (non-binding) Vote on Executive Compensation The Company’s stockholders approved, on an advisory basis, compensation of the Company’s named executive officers by an affirmative vote of a majority of the votes cast on the proposal. The results of voting on the proposal are set forth below:

Votes For	Votes Against,	Abstentions	Broker Non-Votes
45,809,933	2,743,930	209,147	4,646,333

Advisory (non-binding) Vote on Frequency of Votes on Executive Compensation The Company’s stockholders approved, on an advisory basis, holding an advisory vote on the compensation of the Company’s named executive officers on an annual basis by an affirmative vote of a majority of the votes cast on the proposal. The results of voting on the proposal are set forth below:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
47,284,960	50,439	1,239,933	187,678	4,646,333

Ratification of the Appointment of BDO USA, LLP as the Independent Registered Public Accountants of the Company for the Fiscal Year Ending April 28, 2012. The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions
53,093,158	222,947	93,238

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: December 7, 2011	By:	/s/ Allen Lindstrom
Allen Lindstrom
Interim Chief Financial Officer